Exhibit 13

Annual Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of § 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Supermercados Unimarc S.A. (the “Company”), does hereby certify that the Annual Report on Form 20-F for the year ended December 31, 2006 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  September 25, 2007

/s/ Elias Errazuriz Errazuriz
Elias Errazuriz Errazuriz
Chief Executive Officer

/s/ Patricio Bosselin Molina
Patricio Bosselin Molina
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Annual Report or as a separate disclosure document.